                                                                   EXHIBIT 10.63


                             INVESTMENT AGREEMENT


     THIS INVESTMENT AGREEMENT (this "Agreement") is made and entered into as of the 28th day of January, 1999, by and between WebMD, INC., a Georgia corporation (the "Company"), and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership (the "Purchaser").

     1.    SALE AND ISSUANCE OF SECURITIES.

     1.1   Sale of Shares.  Subject to the terms and conditions hereof, at the
           --------------
Closing (defined in Section 2.1) the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, two hundred fifty thousand (250,000) shares (the "Purchased Shares") of Series C Preferred Stock, no par value per share (the "Preferred Stock"), for the purchase price provided in
Section 1.2 below.

     1.2   Purchase Price.  The purchase price for the Purchased Shares shall be
           --------------
twenty dollars ($20.00) per share, or an aggregate of five million dollars ($5,000,000) (the "Purchase Price"). The Purchase Price shall be paid at the Closing via wire transfer.

     1.3   Investment Warrant.  On the Closing Date (as defined herein), the
           ------------------
Company shall issue to Purchaser, for no additional consideration, an investment warrant in the form of Exhibit 1.3 attached hereto (hereinafter, the "Investment
                       -----------
Warrant") dated the Closing Date providing for the purchase of shares of Preferred Stock (or Common Stock as provided therein). The Investment Warrant shall be immediately vested and exercisable for three years following the issue date and shall entitle the holder to purchase 100,000 shares of Preferred Stock (or Common Stock as provided therein) at an exercise price of $20.00 per share, subject to adjustment as set forth therein.

     1.4   Performance-Based Warrant.  On the Closing Date, the Company shall
           -------------------------
also issue to Purchaser, for no additional consideration, a performance-based warrant, in substantially the form attached hereto as Exhibit 1.4 (the
                                                      -----------
"Performance Warrant") to purchase an aggregate of 100,000 shares of Preferred Stock (or Common Stock as provided therein). The Performance Warrant will be granted with respect to 50,000 shares of Preferred Stock (or Common Stock as provided therein) on each December 31 of each of the calendar years 1999 and 2000, with the exercise price per share equal to the fair market value of the underlying capital stock on the respective dates of grant (as adjusted for stock splits, stock dividends, combinations and the like occurring after the date hereof) provided that the joint marketing efforts of Purchaser and the Company yield the Company gross revenues, calculated on an accrual basis (the "Alliance Revenues") of $4,500,000 and $7,500,000, respectively, during such years. During calendar year 1999, if the Company receives Alliance Revenues of at least $675,000, but less than $4,500,000, the Performance Warrant will be granted with respect to the number of shares equal to the Alliance Revenues measured in dollars divided by 90, rounded to the nearest whole number. For purposes of the Performance Warrant and this Agreement, "Alliance Revenues" shall include all Company revenues from any subscriber or other source generated by Premier Purchasing Partners, L.P. or its affiliates, regardless of the Company's strategic alliance partner or other vendor that shall have paid or collected such revenues. In particular, any Alliance Revenues from WebMD subscriptions or usage by members or new members of Provider Select generated through McKesson HBOC or an affiliate thereof will be credited towards Purchaser's performance goals for Alliance Revenues. If Alliance Revenues do not attain $7,500,000 calculated for the calendar year 2000, the vesting of warrant rights and the exercise and issuance of Warrant Shares in respect of Alliance Revenues attained in 1999 shall remain effective and unimpaired. At Purchaser's request, which may be made on a quarterly basis, the Company will report on the year-to-date Alliance Revenues. The Company will also allow the Purchaser a reasonable opportunity on an annual basis to audit the Alliance Revenues.

     2.    CLOSING; DELIVERIES.

     2.1   Closing.  The closing of the purchase and sale of the Purchased
           -------
Shares (the "Closing") shall be held on or before January 28, 1999 (the "Closing Date") at the offices of Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia, or at such other place as the parties may agree. Faxed signatures shall be deemed valid and shall be confirmed by original documents sent by overnight mail.

     2.2   Deliveries at Closing.  At the Closing, the Company shall deliver to
           ---------------------
Purchaser a certificate, issued in Purchaser's name, representing the Purchased Shares, and Purchaser shall deliver the Purchase Price to the Company by wire transfer. In addition, the Company shall deliver to the Purchaser such other instruments and documents as are described in Article 5, and the Purchaser shall deliver to the Company such other instruments and documents as are described in
Article 6.

     3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     In order to induce Purchaser to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to Purchaser as follows:

     3.1   Organization and Standing; Charter and Bylaws.  The Company is a
           ---------------------------------------------
corporation duly organized and validly existing under the laws of the State of Georgia and is in good standing under such laws. The Company has previously delivered to Purchaser true and accurate copies of its Amended and Restated Articles of Incorporation, as amended (the "Articles"), and its Amended and Restated Bylaws, as presently in effect.

     3.2   Corporate Power.  The Company has all requisite legal and corporate
           ---------------
power and authority to enter into this Agreement, to sell the Purchased Shares and to carry out and perform its other obligations under the terms of this Agreement.

     3.3   Subsidiaries and Affiliates.  Except as set forth in Exhibit 3.3
           ---------------------------                          -----------
attached hereto, the Company does not own or control, directly or indirectly, any interest or investment in any corporation, partnership, association or other form of business entity.

     3.4   Capitalization.  Immediately prior to the Closing Date, the
           --------------
authorized capital stock of the Company shall consist of 107,000,000 shares of capital stock, of which: (a) 75,000,000 shares are designated as Common Stock, voting and without par value per share, of which 3,000,000 are issued and outstanding; (b) 3,000,000 have been designated as Common Stock Series B, nonvoting and without par value per share, of which 1,400,000 are issued and outstanding; (c) 1,500,000 shares have been designated as Common Stock Series C, nonvoting and without par value per share, of which 1,500,000 are issued and outstanding; (d) 15,000,000 shares have been designated as Common Stock Series D, nonvoting and without par value per share, of which 4,496,805 are issued and outstanding; (e) 2,500,000 shares have been designated as Common Stock Series E, nonvoting and without par value per share, of which 2,100,000 are issued and outstanding; (f) 10,000,000 shares of preferred stock, of which (x) 1,600,000 shares have been designated as Series A Preferred Stock, without par value per share, and of which 801,000 shares are issued and outstanding, and (y) 3,400,000 shares have been designated as Series B Preferred Stock, and of which 2,973,263 shares are issued and outstanding, and (z) 2,000,000 shares have been designated as Series C Preferred Stock, and of which 178,750 shares are issued and outstanding. Except for the number of shares authorized, the preferences and rights of Series C Preferred Stock are identical to the preferences and rights of Series B Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, are owned beneficially and of record by the shareholders and in the amounts set forth in
Exhibit 3.4 attached hereto.  Except as shown in Exhibit 3.4 and as contemplated
-----------                                      -----------
by this Agreement, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

     3.5   Authorization.  All corporate action on the part of the Company and
           -------------
its directors, officers and shareholders and holders of contractual rights necessary for (i) the authorization, execution, delivery and performance of all its obligations under this Agreement and any document contemplated hereby, (ii) the establishment of the preferences, limitations and rights of the Preferred Stock and the authorization, issuance and delivery by the Company of the Purchased Shares, the Investment Warrant, the Performance Warrant and the shares of Preferred Stock or Common Stock, as the case may be, issuable upon exercise of the Investment Warrant and the Performance Warrant (collectively, the "Warrant Shares") (iii) for the authorization and reservation of the shares of the Common Stock issuable upon conversion of all such Preferred Stock pursuant to the terms of the Company's Articles (the "Conversion Shares"), and (iv) the Group Purchasing Agreement between Provider Select, Inc. and the Company, signed December 11, 1999, effective as of January 1, 1999, as amended pursuant to Amendment to Group Purchasing Agreement dated as of the date hereof (as so amended the "Provider Select Group Purchasing Agreement"), has been (or will be) taken prior to the Closing. This Agreement, the Investment Warrant, the Performance Warrant, the Fourth Amendment dated January 21, 1999, to the Restated

Shareholders' Agreement dated as of October 18, 1996, the Mutual Non-
Disclosure Agreement between the Company and Purchaser dated as of November 1, 1998 and the Provider Select Group Purchasing Agreement constitute the valid and binding obligations of the Company and are enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.6   Validity of Stock.  The Purchased Shares and the Warrant Shares, when
           -----------------
issued in accordance with the Investment Warrant or Performance Warrant, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and will not be subject to any preemptive rights, rights of first refusal or redemption rights, other than as expressly provided herein and in the Articles or as will have been waived. The Conversion Shares have been duly and validly reserved, and neither they nor the issuance thereof are subject to any preemptive rights or rights of first refusal or redemption rights, and, upon issuance, they will be validly issued, fully paid and nonassessable.

     3.7   Financial Statements.  The Company has furnished Purchaser with (a)
           --------------------
audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 1996 and 1997, together with audited consolidated statements of income and cash flows for the three-year period ended December 31, 1997, and (b) an unaudited consolidated balance sheet of the Company as of September 30, 1998, together with unaudited consolidated statements of income and cash flow for the nine-month period then ended and for the months of October and November 1998 (collectively, the "Interim Financial Statements;" all the foregoing financial statements being collectively referred to hereafter as the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial position of the Company and the results of its operations as of the dates and for the periods indicated, subject, in the case of the Interim Financial Statements, to normal year-end adjustments (which are not expected to be material) and the absence of footnotes.

     3.8   Changes.  Except as disclosed in Exhibit 3.8 attached hereto and as
           -------                          -----------
disclosed in the Interim Financial Statements, since the date of the Interim Financial Statements, there has not been:

           3.8.1 any change in the assets, liabilities, financial condition, or operations of the Company considered in the aggregate from that reflected in the Interim Financial Statements, except changes in the ordinary course of business;

           3.8.2 any materially adverse change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;

           3.8.3 any damage, destruction, or loss that had a material adverse effect on the properties or business of the Company, whether or not covered by insurance;

           3.8.4 any loans made by the Company to its employees, officers, or directors or members of their immediate families other than travel and other commercially reasonable advances made in the ordinary course of business;

           3.8.5 any declaration or payment of any dividend or other distribution of the assets of the Company;

           3.8.6 any other event or condition of any character that has had a material adverse effect on the business of the Company; or

           3.8.7 any agreement or commitment by the Company to do any of the things described in this Section 3.8.

     3.9   Material Liabilities.  Except (a) as disclosed in Exhibit 3.9
           --------------------                              -----------
attached hereto or as reflected in the Interim Financial Statements, (b) for the obligations and liabilities incurred in the ordinary course of business since the date of the Interim Financial Statements, and (c) for obligations under contracts made in the ordinary course of business that would not be required by GAAP to be reflected in the Interim Financial Statements, the Company does not have any material liabilities or obligations, absolute or contingent.

     3.10  Contracts and Commitments.  Other than this Agreement or as set forth
           -------------------------
in Exhibit 3.10 attached hereto, the Company does not have any contracts,
   ------------
agreements or instruments to which it is a party and that involve either (a) a commitment by, or revenue to, the Company in excess of $25,000 annually, or (b) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services. Except as set forth in Exhibit 3.10, all
                                                               ------------
contracts, agreements or instruments to which the Company is a party are valid and binding upon the Company and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equitable principles, and neither the Company nor, to the Knowledge of the Company (as defined in Section 9.9 hereof), any other party to any such contract, agreement or instrument has breached any provision of, or is in default under, the terms thereof, and there are no claims or allegations of offset, defense, or counterclaims that would prevent the work in process of the Company or its contracts and agreements from maturing in due course into fully collectible accounts receivable. Except as set forth on Exhibit 3.10, the Company has
                                             ------------
complied with all applicable statutes, ordinances, rules, regulations and orders relating to seeking, bidding, obtaining, performing under or otherwise complying with, contracts with governmental and quasi-governmental authorities, agencies or other entities.

     3.11  Protection of Intellectual Property Generally.  Exhibit 3.11 hereto
           ---------------------------------------------   ------------
sets forth a complete and correct list and summary description of all registered and material unregistered trademarks, trade or company names, service marks, service names, brand names and registrations, if any, therefor; all registered copyrights; and all patents and all patent applications, if any, in each case applicable to or used or intended to be used in the business of the Company, together with a complete list of all licenses granted by or to the Company with respect to any of the above. The Company has filed applications in the United States Patent and Trademark Office for registration of "Web-MD", "WebMD" and "WebMD OnCall" as service marks (the application for "Web-MD" was initially denied, but the Company filed a response on November 20,
1998), but otherwise the Company has not sought governmental protection by way of patent, trademark or copyright registration or application for the property listed in Exhibit 3.11 hereto. The Company validly owns or is validly licensed
          ------------
to use all inventions, processes, know-how, formulas, patterns, designs, and trade secrets that are used in the conduct of its business as now conducted. All such rights and all rights listed in Exhibit 3.11 hereto are valid and
                                     ------------
enforceable and are free from any security interest, lien or encumbrance or any default on the part of the Company, and are not now involved in any pending or, to the Knowledge of the Company, threatened interference proceeding. No option, license, sublicense or other agreement has been granted in respect of any patent, trademark, brand name, trade secret, copyright or pending application therefor listed in Exhibit 3.11 hereto, except as noted in Exhibit 3.11.
                   ------------                            ------------
Except as set forth on Exhibit 3.11, none of the Company's owned intellectual
                       ------------
property infringes any patent, trademark, service mark, trade or company name or application therefor or any related technological right of any other person. None of the rights of the Company described in this Section 3.11 will be impaired in any way by the transactions provided for herein, and all of such rights will be fully enforceable by the Company after the Closing Date without the consent or agreement of any other party. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or individuals it currently intends to hire) made prior to their employment by the Company.

     3.12  Compliance with Other Instruments.  The execution, delivery and
           ---------------------------------
performance of and compliance with this Agreement and the Provider Select Group Purchasing Agreement and the issuance of the Purchased Shares, the Warrant Shares and the Conversion Shares will not result in any violation or be in conflict with or constitute a default under any of the terms or provisions of the Articles or Bylaws of the Company, or any mortgage, indenture, contract, agreement or instrument to which the Company is a party, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term or provision.

     3.13  Litigation and Other Proceedings.  Except as disclosed in Exhibit
           --------------------------------                          -------
3.13 attached hereto, there are no actions, proceedings or investigations
----
pending against the Company or its properties or shareholders (or, to the Knowledge of the Company, any basis therefor or threat thereof) that, either in any case or in the aggregate, could reasonably be expected to result in any material adverse change in the business or financial condition of the Company or its properties or assets or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, and none that challenges the validity of this Agreement or any action taken or to be taken in connection herewith. The foregoing includes, without limiting its generality, actions pending or, to the Knowledge of the Company, threatened (or any threat thereof) involving the prior employment of the Company's employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

     3.14  Employees.  Except as disclosed in Exhibit 3.14 attached hereto, the
           ---------                          ------------
Company does not have any employment contracts with any of its employees not expressly terminable at will and no collective bargaining agreements covering any of its employees. Further, the Company does not have any policies, procedures or handbooks providing for other than at-will employment. The Company is not aware of any proposed, threatened or actual union organization activity affecting the Company's current or prospective operations.

     3.15  Registration Rights.  Except as provided for in Article 8 hereof, and
           -------------------
in Exhibit 3.15 attached hereto, the Company is under no obligation to register
   ------------
any of its presently outstanding securities or any of its securities that may hereafter be issued pursuant to this or any other existing agreement.

     3.16  Governmental Consents.  Except for the filing of a Form D with the
           ---------------------
Securities and Exchange Commission (the "Commission") and the States of Georgia and California (which filings the Company covenants to file timely), no consent, approval or authorization of, or registration, declaration, designation, qualification or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Purchased Shares by the Company, the issuance by the Company of the Conversion Shares, or the consummation of any other transaction contemplated hereby other than as provided by applicable securities laws.

     3.17  Other Consents.  All consents of any third party and any shareholders
           --------------
of the Company necessary for the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby have been received prior to the Closing.

     3.18  Title to Property and Assets.  Except as disclosed in Exhibit 3.18
           ----------------------------                          ------------
attached hereto, the Company has good and marketable title to its material properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, encumbrance or charge.

     3.19  Insurance.  The Company has fire and casualty insurance policies in
           ---------
an amount sufficient to allow it to replace with proceeds from such insurance any of its material, tangible properties that might be damaged or destroyed.

     3.20  Licenses and Permits; Compliance with Laws.  Except as disclosed in
           ------------------------------------------
Exhibit 3.20 attached hereto, the Company holds all licenses, certificates,
------------
permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business and the use of its assets. Except as disclosed in Exhibit 3.20 attached hereto, the Company has
                                ------------
conducted, and is presently conducting, its business so as to comply in all material respects with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, the Company is not presently charged with or, to the Knowledge of the Company, under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation. To the Knowledge of the Company, the Company is not presently the subject of any pending or, to the Knowledge of the Company, threatened adverse proceeding by any regulatory authority having jurisdiction over its business, properties or operations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any such license, certificate, permit, franchise or right held by the Company.

     3.21  Tax Matters.  Except as disclosed in Exhibit 3.21 attached hereto,
           -----------                          ------------
the Company has accurately prepared and timely filed all income and other tax returns, if any, that are required to be filed, and has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to said returns or pursuant to any assessment that has or may be received from any taxing authority for the period through the date of the Interim Financial Statements, and there are no outstanding agreements by the Company for the extension of time for the assessment of any tax. The United States income tax returns of the Company have not been audited by the Internal Revenue Service. Except as disclosed in Exhibit 3.21, no deficiency assessment or proposed
                       ------------
adjustment of the Company's United States income tax or state or municipal taxes (if any) is pending, and the Company has no Knowledge of any proposed liability for any tax to be imposed upon the Company's properties or assets for which there is not an adequate reserve reflected in the Interim Financial Statements.

     3.22  Employment; No Conflicting Agreements.  Except as disclosed in
           -------------------------------------
Exhibit 3.22 attached hereto, none of the officers, directors, and key employees
------------
of the Company is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his or her obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the business of the Company as the Company presently conducts the same.

     3.23  Indebtedness to Directors and Officers; Interested Party
           --------------------------------------------------------
Transactions.  Except as disclosed in Exhibit 3.23 attached hereto, the Company
                                      ------------
is not indebted to any of its directors or officers or party to any contract with any affiliate of its directors or officers, and, to the Knowledge of the Company, none of such directors or officers has a claim of any nature against the Company except for compensation due for past or current pay periods. To the Knowledge of the Company and except as disclosed in Exhibit 3.23, no officer,
                                                    ------------
director or holder of more than of the capital stock of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such person or entity or the Company has or has had, either directly or indirectly,
(a) an interest in any person or entity that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in Exhibit 3.23 hereto, there are no existing material arrangements or
             ------------
proposed material transactions between the Company and any officer, director, or holder of more than 5% of the capital stock of the Company or any affiliate or associate of any such person.

     3.24  Employee Plans.  Exhibit 3.24 attached hereto lists all employee
           --------------   ------------
benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and all severance, bonus, retirement, pension, profit-sharing, deferred compensation plans and other similar fringe or employee benefit plans, programs or arrangements, and all employee or compensation agreements, written or otherwise, for the benefit of or relating to any employee of the Company (collectively, "Employee Plans"). None of the Company nor any of its officers or directors has taken any action, directly or indirectly, to obligate the Company to adopt any additional Employee Plans and except as disclosed in Exhibit 3.24, the Company has no plans prior to the Initial Public Offering (as defined herein), to increase the number of shares reserved or authorized for all such Employee Plans to a number that exceeds 25% of all stock outstanding on a fully diluted basis. . The Company has complied with all terms and conditions of the Employee Plans, except where the violation would not have a material adverse effect on the Company's business, as it is currently conducted, or assets of the Company.

     4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser represents and warrants to the Company as follows:

     4.1   Access to Information.  Purchaser acknowledges that all documents,
           ---------------------
records, a nd books pertaining to the Company have been made available for inspection by Purchaser. Purchaser's affiliate, Provider Select, Inc., has a pre-existing business or personal relationship with the Company or with one or more of the Company's officers, directors or controlling persons. Purchaser and its advisor or advisors, or a person or persons acting on their behalf, have had a reasonable opportunity to ask questions of and receive answers from the officers of the Company, concerning the terms and conditions of the offering of the Purchased Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by the officers of the Company. All such questions have been answered to the full satisfaction of Purchaser.

     4.2   Experience; Investment.  Purchaser has such knowledge and experience
           ----------------------
in financial and business matters as to enable Purchaser (a) to utilize the information made available to it in connection with the offering of the Purchased Shares, the Investment Warrant and the Performance Warrant, (b) to evaluate the merits and risks associated with a purchase of the Purchased Shares, the Investment Warrant and the Performance Warrant, and (c) to make an informed decision with respect thereto. Purchaser's business and financial experience is such that the Company could reasonably assume Purchaser has the capacity to protect its own interests in connection with the offer, sale and issuance of the Purchased Shares, the Investment Warrant and the Performance Warrant. Purchaser is acquiring the Purchased Shares, the Investment Warrant and the Performance Warrant solely for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated by the Commission under the Securities Act, by reason of being a corporation with assets in excess of $5,000,000.

     4.3   Registration Under the Securities Act.  Purchaser understands that
           -------------------------------------
(a) neither the offering nor the sale of the Purchased Shares and the issuance of the Investment Warrant and the

Performance Warrant has been registered under the Securities Act or applicable state securities laws, in reliance upon exemptions from the registration provisions of the Securities Act and applicable state securities laws, (b) the Purchased Shares purchased by Purchaser and the Investment Warrant and Performance Warrant issued to the Purchaser must be held by it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available, and the certificates or documents representing all Purchased Shares, the Investment Warrant and the Performance Warrant will be legended to reflect such restrictions, (c) except as provided in Article 8 hereof, the Company is under no obligation to register any Purchased Shares, Warrant Shares or Conversion Shares on Purchaser's behalf or to assist it in complying with any exemption from registration, and (d) the officers of the Company will rely upon the representations and warranties made by Purchaser in this Agreement in order to establish such exemption from the registration provisions of the Securities Act and applicable state securities laws.

     4.4   Transfer.  Purchaser will not transfer the Investment Warrant, the
           --------
Performance Warrant or any Purchased Shares, Warrant Shares or Conversion Shares without registration under the Securities Act and applicable state securities laws unless the transfer is exempt from registration under the Securities Act and such laws and is made in compliance with the legends contemplated by Section
9.11 herein.

     4.5   Authorization.  All action on the part of Purchaser necessary for the
           -------------
authorization, execution, delivery and performance of all obligations of Purchaser under this Agreement or any document contemplated hereby has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by Purchaser, will constitute the valid and binding obligation of Purchaser and is enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     5.    CONDITIONS TO CLOSING OF PURCHASER.

     The obligation of Purchaser to purchase and pay for the Purchased Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of the following conditions:

     5.1   Representations and Warranties Correct.  The representations and
           --------------------------------------
warranties made by the Company in Article 3 hereof shall be true and correct in all respects when made and shall be true and correct on such Closing Date with the same force and effect as if they had been made on and as of said date.

     5.2   Performance.  All covenants, agreements and conditions contained in
           -----------
this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

     5.3   Filing of Charter Amendment.  The charter amendment giving effect in
           ---------------------------
the Company's articles of incorporation to the establishment and designation of the Preferred Stock shall have been properly filed with the Secretary of State of the State of Georgia prior to Closing.

     5.4   Compliance Certificate.  Unless the Closing Date is the same as the
           ----------------------
date of this Agreement, Purchaser shall have received a certificate executed by the President or other executive officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Sections 5.1 and 5.2 hereof have been fulfilled.

     5.5   Opinion of Company's Counsel.  Purchaser shall have received from
           ----------------------------
Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Company, in form and substance satisfactory to Purchaser and its counsel, a favorable opinion addressed to Purchaser, dated as of the Closing Date, substantially in the form set forth in Exhibit 5.5 attached hereto.
             -----------

     5.6   Evidence of Consents. The Company shall have given Purchaser evidence
           --------------------
satisfactory to Purchaser that it has received all necessary consents of third parties and shareholders of the Company pursuant to Section 3.17 hereof.

     5.7   Warrants.  The Company shall have issued to Purchaser the Investment
           --------
Warrant in substantially the form attached hereto as Exhibit 1.3 and the
                                                     -----------
Performance Warrant in substantially the form attached hereto as Exhibit 1.4.
                                                                 -----------

     5.8   Fourth Amendment to Restated Shareholders' Agreement.  The Fourth
           ----------------------------------------------------
Amendment, dated as of January 21, 1999, to the Company's Restated Shareholders Agreement, dated as of October 18, 1996, shall have been duly executed and delivered and become effective.

     6.    CONDITIONS TO CLOSING OF THE COMPANY.

     The obligation of the Company to sell the Purchased Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

     6.1   Representations and Warranties Correct.  The representations and
           --------------------------------------
warranties made by Purchaser in Article 4 hereof shall be true and correct in all respects when made and shall be true and correct on such Closing Date with the same force and effect as if they had been made on and as of said date.

     6.2   Performance.  All covenants, agreements and conditions contained in
           -----------
this Agreement to be performed by or complied with by Purchaser on or prior to such Closing Date shall have been performed or complied with in all respects.

     6.3   Joinder Agreement to Restated Shareholders Agreement. Purchaser shall
           ----------------------------------------------------
have executed a Joinder Agreement, in the form set forth in Exhibit 6.3 attached
                                                            -----------
hereto, to that certain Restated Shareholders Agreement dated October 18, 1996, as amended from time to time.

     7.   COVENANTS.

     7.1  Basic Information and Access.  Subject to Section 7.2:
          ----------------------------

          7.1.1 As soon as practicable after the end of each fiscal year, and in any event within 90 days after each fiscal year beginning with the year ending December 31, 1998, the Company shall furnish to Purchaser audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year and audited consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by Ernst & Young, LLP or another independent public accounting firm, which shall also be one of the six largest firms of nationally recognized standing in the United States, a recognized regional firm or a firm acceptable to Purchaser.

          7.1.2 As soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, the Company shall furnish to Purchaser consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal quarter, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such fiscal quarter and for the current fiscal year to date, prepared in accordance with GAAP consistently applied, with such statements certified by the chief financial officer of the Company as having been prepared in accordance with GAAP consistently applied, and accompanied by a brief narrative description of the Company's business activities during said quarter.

     7.2  Suspension of Certain Covenants.  The covenants set forth in Article
          -------------------------------
7, except those in Section 7.3, shall be suspended and be of no force or effect if the Company becomes subject to the reporting requirements of the federal Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"); provided that such covenants shall once again apply in the event the Company ceases to remain subject to such requirements and if at such time the Purchaser owns Purchased Shares or Conversion Shares.

     7.3  Confidentiality.  Purchaser agrees that it will keep confidential and
          ---------------
will not disclose, divulge or use any confidential, proprietary or secret information that Purchaser may obtain from the Company, and that the Company has marked "confidential," "proprietary" or "secret" or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company pursuant hereto or pursuant to the provisions of
Section 7.1 (the "Confidential Information"); provided that the term Confidential Information shall not include any information supplied by the Company that (a) on the date hereof or thereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Purchaser; (b) is disclosed by Purchaser with the prior written consent of the Company; (c) was available to Purchaser on a non-confidential basis from a source other than the Company prior to its disclosure to Purchaser by the Company; or (d) becomes available to Purchaser on a non-confidential basis from a source other than the Company; provided further, that, with regard to clauses
(c) and (d), the source was not himself or itself known by Purchaser to be bound by a confidentiality agreement, fiduciary duty or other obligation of confidentiality with the Company and did not receive such information, directly or indirectly, from a person or entity so bound.

     7.4  Additional Affirmative Covenants. In addition, for so long as any
          --------------------------------
Purchased Shares remain outstanding, and until the occurrence of an "Initial Public Offering" (as defined herein), the Company shall, or shall cause any Subsidiary, as applicable, to:

          7.4.1 promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company shall pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor;

          7.4.2 promptly pay, or cause to be paid, when due, in conformance with customary trade terms, all other material indebtedness incident to the operations of the Company and its subsidiaries, if any, which is not subject to a good faith dispute;

          7.4.3 keep its properties and those of its subsidiaries, if any, used in or valuable to the Company's and its subsidiaries' business operations in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto;

          7.4.4 comply, and cause its subsidiaries, if any, to comply, in all material respects, at all times with the provisions of all material leases to which any of the Company and its subsidiaries is a party or under which any of them occupies real property;

          7.4.5 keep its material assets and those of its subsidiaries that are of an insurable character insured by reputable insurers against loss or damage by fire and explosion in amounts customary for companies in similar businesses similarly situated; and maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

          7.4.6 keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its and its subsidiaries' business and affairs in accordance with GAAP applied on a consistent basis;

          7.4.7 duly observe and conform to, and cause its subsidiaries, if any, to so observe and conform to, in all material respects, all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets;

          7.4.8 maintain in full force and effect its corporate existence, rights and franchises and use its commercially reasonable efforts to maintain in full force and effect all licenses and other rights to use patents, processes, licenses, trademarks, service marks, trade names or copyrights owned or possessed by it or any subsidiary and necessary to the conduct of its business; and

          7.4.9 obtain a confidentiality and non-disclosure agreement as described in Section 7.6 from each new employee of the Company or a subsidiary.

     7.5  No Integrated Offerings.  Prior to the Initial Public Offering, the
          -----------------------
Company shall not make any offering or sale of securities of the Company that is required to be registered under the Securities Act, or the rules or regulations promulgated thereunder.

     7.6  Employee Confidentiality Agreements. Following the Closing Date, each
          -----------------------------------
of the Company and the Subsidiaries shall use reasonable efforts to obtain non-disclosure and confidentiality agreements with respect to its trade secrets and other proprietary information from each of its employees on terms customary for companies in similar businesses similarly situated.

     7.7  Intentionally Omitted.
          ---------------------

     7.8  Communications with Management.
          ------------------------------

          7.8.1  Observation of Board Meetings; Inspection of Records. Purchaser
                 ----------------------------------------------------
shall have the right of notice and attendance as a non-voting observer at all meetings of the Board of Directors (or any committee thereof) of the Company at all times prior to an Initial Public Offering. A designated representative of Purchaser shall have the right to inspect the premises and records of Company upon reasonable notice and during ordinary business hours, and to discuss with Company's management matters relating to the Company's finances and operations.

          7.8.2  Notifications of Major Changes.  Prior to an Initial Public
                 ------------------------------
Offering, the Company shall use its diligent and best efforts to provide at least 10 days' prior notice to Purchaser of all recapitalizations, acquisitions, mergers, consolidations and sales of substantially all of the assets or stock of the Company (individually, a "Major Change"), or the offer of additional shares of Preferred Stock of any series or of Common Stock of any series pursuant to any Major Change, or redemption or repurchase of any shares, or cash or stock dividends. The failure to provide such notice shall not effect or impair the validity or execution of any such Major Change.

          7.8.3  Waiver.  By written notice at any time, Purchaser may waive or
                 ------
relinquish any right or privilege under this section, without waiver of any other right of Purchaser under law or this Agreement.

          7.8.4  Conduct of Business.  Prior to the earlier of an Initial
                 -------------------
Public Offering or the expiration of six months after Closing, the Company will continue to conduct its business and engage principally in a line or lines of business involving its functioning as an "Internet portal" for medical professionals and consumers or the supply-chain for medical professionals.

     8.   REGISTRATION RIGHTS.

     8.1  Certain Definitions.  As used in this Agreement, in addition to the
          -------------------
terms defined above, the following terms shall have the following respective meanings:

     "Commission" shall have the meaning set forth in Section 3.16 hereof.

     "Holders" shall mean Purchaser and any other person holding Registrable Securities to whom these registration rights have been transferred pursuant to
Section 8.9 hereof.

     "Initial Public Offering" shall mean the Company's first offering of securities to the public made pursuant to a registration statement that is filed and declared effective under the Securities Act.

     "Initiating Holders" shall mean a Holder or Holders who in the aggregate own at least 50% of the Registrable Securities then issued and outstanding.

     "Other Shareholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in a registration effected pursuant to this Agreement.

     The terms "register," "registered" and "registration" refer to the effectiveness of a registration statement prepared and filed in compliance with the Securities Act.

     "Registrable Securities" as of any particular time shall mean all Conversion Shares and any additional shares of Common Stock issued with respect to the Conversion Shares pursuant to any stock split, stock dividend, recapitalization or similar event, or automatic conversion thereof into another series of Common Stock pursuant to the provisions of the Articles.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 8.1 and 8.2 hereof, including, without limitation, all registration and filing fees; printing expenses; fees and disbursements of counsel for the Company; reasonable fees and expenses of a single counsel for the selling Holders; state "blue sky" fees and expenses; and accountants' expenses, including without limitation any special audits required by the Commission with respect to any such registration; but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company.

     "Securities Act" shall have the meaning set forth in Section 3.23 hereof.

     "Securities Exchange Act" shall have the meaning set forth in Section 7.2 hereof.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and any other securities of the Company being sold in the same registration as the Registrable Securities by Other Shareholders.

     8.2  Requested Registration.
          ----------------------

          8.2.1  Demand Registration Rights. Subject to the conditions of
                 --------------------------
Subsection 8.2.2 below, the Initiating Holders may make one demand on the Company to register all or a portion consisting of at least 200,000 shares of the Registrable Securities on Form S-1 or such other form that may be available to the Company to effect such demand registration (a "Demand Registration"); provided, however, that (i) the Initiating Holders may not initiate a demand on the Company to register any Registrable Securities until 180 days after the closing of an Initial Public Offering, and (ii) the Company shall not be obligated to file a registration statement pursuant to demand of the Initiating Holders until 90 days after the effective date of a registration statement filed pursuant to the demand of a party who has the right to demand that the Company register securities, which demand was made prior to the demand of the Initiating Holders. If Purchaser is precluded from effecting a Demand Registration by the limitation set forth in clause (ii) of the preceding sentence, the Company's Chief Executive Officer and President must use diligent, reasonable commercial efforts to obtain relief from that limitation on behalf of Purchaser.

          8.2.2  Request for Registration. In the event the Company shall
                 ------------------------
receive from the Initiating Holders a written request that the Company effect a Demand Registration with respect to all or a portion consisting of at least 200,000 shares of the Registrable Securities, the Company shall:

                 (i) promptly give written notice of the proposed registration to all other Holders; and

                 (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable "blue sky" or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as is specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as is specified in a written request given within 20 days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 8.2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     In the event the Company is not obligated to effect any requested registration by virtue of the foregoing, such request shall not be deemed to be a Demand Registration for purposes of Subsection 8.2.1. Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders. Notwithstanding the foregoing provisions of this Section 8.2.2, the Company's obligation to file a registration statement hereunder shall be suspended for a period not to exceed 90 days and no more than once during any period of 12 consecutive months if there exists at the time material non-public information relating to the Company that, in the reasonable opinion of the Company, should not be disclosed or if the filing of such registration statement would, in the opinion of the Board of Directors o the Company, arrived at in good faith, adversely affect the Company, a material financing project or a material proposal or pending acquisition, merger or other corporate reorganization to which the Company is then, or is then expected to become a party.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Subsection 8.2.3 below, include securities offered by the Company for its own account and/or other securities of the Company that are held by Other Shareholders.

          8.2.3  Underwriting. If the Initiating Holders intend or are required
                 ------------
to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 8.2.1 and the Company shall include such information in the written notice referred to in Subsection 8.2.2(i) hereof. The right of any Holder to registration pursuant to this Section 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

     If the Company shall request inclusion in any registration pursuant to
Section 8.2 of securities being sold for its own account, or if Other Shareholders shall request inclusion in any registration pursuant hereto, then, subject to the last sentence of this Subsection 8.2.3 with respect to the Company's request, the Initiating Holders shall, on behalf of all Holders, include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Article 8. The Company shall (together with all Holders and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form and containing customary terms reasonably acceptable to the Initiating Holders, with the representative of the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Initiating Holders; provided, however, that if the Company has not selected an underwriter reasonably acceptable to the Initiating Holders within 30 days after the Company's receipt of the request for registration from the Initiating Holders, then the Initiating Holders may select an underwriter reasonably acceptable to the Company in connection with such registration. Notwithstanding any other provision of this Section 8.2, if the underwriter representative advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the securities of the Company held by Other Shareholders shall first be excluded from such registration to the extent so required by such limitation, and, to the extent additional shares need to be excluded in order to conform to such limitation, the securities requested by the Company to be included, if any, shall next be excluded. The Company shall advise all holders of securities requesting registration as to the number of shares of securities that may be included in the registration and underwriting as allocated in the foregoing manner. If any Other Shareholder or Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of shares to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities of the Holders that would otherwise have been included in such registration and underwriting will not be limited thereby.

     8.3  Company Registration.
          --------------------

          8.3.1 If the Company shall determine to register any of its securities, for its own account or for the account of others (other than the Holders), in connection with the public offering of such securities solely for cash on a form that would permit the registration of the Registrable Securities other than on Form S-8, Form S-4 or another form not available for registering the Registrable Securities for sale to the public, the Company shall promptly give to each Holder written notice of such registration (a "Piggyback Registration"), and shall include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder or Holders within 15 days after receipt of such written notice from the Company, subject to the underwriter limitations, if any, described in Subsection 8.3.3 hereof; provided, however, that no Holder shall have the right to participate in an Initial Public Offering registration statement declared effective within the 12-month period following the Closing Date. The Company shall have the right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Subsection 8.3.1 without any obligation or liability to any Holder.

          8.3.2  Number of Piggyback Registrations.  Subject to the underwriter
                 ---------------------------------
limitations, if any, described in Subsection 8.3.3 below, each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this Section 8.3 until such time as all the Registrable Securities may be resold pursuant to Rule 144 promulgated pursuant to the Securities Act (or any successor provision).

          8.3.3  Underwriting. If the registration of which the Company gives
                 ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Subsection 8.3.1 hereof. In such event the right of any Holder to registration pursuant to Subsection 8.3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable

Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 8.3, if the underwriter reasonably determines that marketing factors require a limitation on the number of shares to be underwritten, such reduction in the number of shares that may be included in the registration shall be made (a) first, to the shares of the Holders and Other Shareholders requesting registration of securities pursuant to piggyback registration rights; (b) second, to the shares of the Company, and (c) third, to the shares of any person other than the Holders requesting registration of securities pursuant to demand registration rights; all in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities that such person, Holders and Other Shareholders had requested to be included in such registration; provided,
                                                                --------
however, that in no event shall the total number of shares included in the
-------
offering by HBO & Company of Georgia ("HBOC"), Sirrom Investments, Inc. ("Sirrom"), Premiere Technologies, Inc. ("Premiere") and Matria Healthcare, Inc. ("Matria") pursuant to a piggyback registration be less than the number of securities included in the offering by any other single selling shareholder pursuant to piggyback registration rights unless all securities held by HBOC, Sirrom, Premiere and Matria requested to be included in such offering are included in such offering or unless HBOC, Sirrom, Premiere and Matria waive such limitation or choose not to sell any shares in such registration, and the number of shares that the Holder or Other Shareholder would otherwise be entitled to include in such registration may be reduced to give effect to this requirement. The Company shall advise all holders of securities requesting registration as to the number of shares or securities that may be included in the registration and underwriting as allocated in the foregoing manner. No such reduction shall be made with respect to securities offered by the Company for its own account. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

     8.4  Expenses of Registration. All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company; and all Selling Expenses shall be borne by the Holders, the Other Shareholders of the securities so registered and the Company, to the extent of securities registered on its behalf, pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by the Initiating Holders pursuant to Section 8.2 hereof, the registration statement does not become effective, in which case the Holders and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request (except for the fees of any counsel for the Holders, which shall be borne only by the persons whom such counsel represented, pro rata on the basis of the number of their shares so included in the registration request); provided, further, that such registration shall not be counted as a Demand Registration pursuant to Subsection 8.2.1 hereof; and provided, further, however, that if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the selling shareholders, then such expenses shall be payable by the selling shareholders pro rata to the extent required by such jurisdiction.

     8.5  Registration Procedures.  In the case of each registration effected by
          -----------------------
the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company shall use its best efforts to:

          8.5.1 keep such registration effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          8.5.2 furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

     8.6  Indemnification.
          ---------------

          8.6.1 With respect to each Holder whose securities have been registered pursuant to this Agreement, the Company shall indemnify such Holder, each of such Holder's officers, directors and partners, and each person controlling (as defined in Subsection 8.6.4 below) such Holder and each of such controlling person's officers, directors and partners, and shall also indemnify each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (a) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (b) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(c) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such Holder and each person controlling such Holder, and each of such controlling person's officers, directors and partners, each of its officers, directors and partners, each such underwriter, and each person who controls such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon written information furnished to the Company by such Holder or on behalf of such Holder by the officers, directors or partners of such Holder seeking to be indemnified, where such information is stated to be specifically for use in such prospectus, offering circular or related document.

          8.6.2 Each Holder and Other Shareholder shall, if securities held by him or it are included among the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls (as defined in Subsection 8.6.4 below) the Company or such underwriter, and each other such Holder and Other Shareholder and each of such controlling person's officers, directors and partners, and each person controlling such other Holder or Other Shareholder and each of such controlling person's officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company, such other Holders, Other Shareholders, directors, officers, partners, persons, each underwriter and each person who controls such underwriter for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder specifically for use therein; provided, however, that the obligations of such Holder or Other Shareholder hereunder shall be limited to an amount equal to the proceeds to such Holder or Other Shareholder of securities sold as contemplated herein.

          8.6.3 Each party entitled to indemnification under this Section 8.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably). The Indemnified Party may participate in such defense with counsel of its own choosing, but the fees and expenses of such counsel shall be at such Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8.6 only if such failure is prejudicial to the ability of the Indemnifying Party to defend such action, and such failure shall in no event relieve the Indemnifying Party of any liability that he or it may have to any Indemnified Party otherwise than under this Section 8.6. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

          8.6.4 For purposes of this Section 8.6, the term "control" shall have the meaning assigned thereto under the Securities Act.

     8.7  Information by Holders and Other Shareholders.  Each Holder or Other
          ---------------------------------------------
Shareholder of securities included in any registration shall furnish to the Company such information regarding such Holder or Other Shareholder and the distribution proposed by such Holder or Other Shareholder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     8.8  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission that may permit the sale of the Common Stock to the public without registration, the Company shall, for so long as Registrable Securities are outstanding:

          8.8.1 make and keep public information available, as those terms are understood and defined in Rule 144 promulgated by the Commission under the Securities Act ("Rule 144"), at all times after ninety (90) days following the Initial Public Offering;

          8.8.2 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act at any time after it has become subject to the reporting requirements thereunder; and

          8.8.3 so long as any Holder owns any securities constituting or representing Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days following the Initial Public Offering), and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to the reporting requirements thereunder), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     8.9  Transfer of Registration Rights. All, but not less than all, of the
          -------------------------------
rights and obligations granted under this Article 8 to cause the Company to register the Registrable Securities may be assigned, transferred or otherwise conveyed, in whole but not in part, by the Purchaser to any person provided that the Purchaser gives the Company written notice (at the time of, or within a reasonable time after, such transfer) stating the name and address of such transferee, and such transferee provides its agreement, in a form reasonably satisfactory to the Company, to be bound by the provisions of this Article 8.

     8.10 "Market Stand-Off" Agreement.  If requested by the Company upon the
          ----------------------------
recommendation of the Board of Directors of the Company and an underwriter of Common Stock (or other securities) of the Company, the Holders shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by them during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

          (a) such agreement shall apply only with respect to an underwritten Initial Public Offering; and

          (b) Other Shareholders selling securities pursuant to such registration statement and all officers and directors of the Company enter into similar agreements specifying restrictions for the same length of time as specified in the Purchaser's agreement.

     Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period.

     9.   MISCELLANEOUS.

     9.1  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of Georgia, without regard to its principles of conflicts of laws.

     9.2  Survival.  The representations, warranties, covenants and agreements
          --------
made herein shall survive any investigation made by Purchaser and the closings of the transactions contemplated hereby.

     9.3  Assignment.  This Agreement may not be assigned by operation of law or
          ----------
otherwise without the express written consent of the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Company or the Purchaser); provided, however, that the Purchaser may, without the consent of the Company, assign this Agreement to any person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Purchaser, but no such assignment shall relieve the Purchaser of any of its obligations under this Agreement; and provided further, however, that the rights granted pursuant to Article 8 may be transferred only in accordance with Section 8.9.

     9.4  Entire Agreement; Amendment.  This Agreement and the other documents
          ---------------------------
delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the holders of at least a majority of the Purchased Shares then issued and outstanding (as well as any shares issued with respect to the same upon any stock split, stock dividend, recapitalization or similar event) and a representative of the Company so authorized by its Board of Directors.

     9.5  Notices.  All notices and other communications required or permitted
          -------
hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three business days following deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, addressed;

          (a)    if to Purchaser:

                 Premier Purchasing Partners, L.P.
                 12225 El Camino Real
                 San Diego, CA 92130

                 with a copy to (which shall not constitute notice):

                 William B. Bierce, Esq.
                 Bierce & Kenerson, P.C.
                 36 West 44th Street
                 New York, NY 10036

or

          (b) if to any other holder of any shares of Preferred Stock or Conversion Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares of Preferred Stock or Conversion Shares who has so furnished an address to the Company, or

          (c)    if to the Company, at:

                 WebMD, Inc.
                 400 The Lenox Building
                 3399 Peachtree Road
                 Atlanta, Georgia  30326
                 Attn:  Chief Executive Officer

                 with a copy to (which shall not constitute notice):

                 L. Scott Askins, Esq.
                 (same address)

                 with a copy to (which shall not constitute notice):

                 Nelson Mullins Riley & Scarborough, L.L.P.
                 999 Peachtree Street
                 Suite 1400
                 Atlanta, Georgia  30309
                 Attn:  James Walker IV, Esq.

or at such other address as the Company shall have furnished to Purchaser and each such other holder in writing.

     9.6  Delays or Omissions; Remedies Cumulative.  No delay or omission to
          ----------------------------------------
exercise any right, power or remedy accruing to any party, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such party or be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All of a party's remedies, either under this Agreement, or by law or otherwise afforded to such party, shall be cumulative and not alternative.

     9.7  Agent's Fees.  Each party (a) represents and warrants that it has
          ------------
retained no finder or broker in connection with the transactions contemplated by this Agreement (except as disclosed to the other parties hereto as of the date hereof) and (b) hereby agrees to indemnify and to hold the other parties harmless of and from any liability for commissions or compensation in the nature of an agent's, finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.

     9.8  Expenses.  Each party shall bear its own expenses and legal fees (and
          --------
expenses and disbursements of its legal counsel) incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     9.9  Construction of Certain Terms.  The titles of the articles, sections,
          -----------------------------
and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. For purposes of this Agreement, the terms "Company's Knowledge," "Knowledge of the Company" and "Knowledge" as applied to the Company means, as to a particular matter, the actual knowledge of the Company's executive officers and in-house corporate counsel. Wherever words "including," "include" or "includes" are used in this Agreement, they shall be deemed followed by the words "without limitation." References to any gender shall be deemed to mean any gender.

     9.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     9.11 Legends.  In addition to any legends required by the Securities Act
          -------
or any applicable state securities laws, the Company shall place the following legend on the front or back of each certificate evidencing ownership of shares of Preferred Stock:

          The Corporation will furnish without charge to each shareholder who so requests a statement of the designations, relative rights, preferences and limitations applicable to each class, and series within a class, of capital stock of the Corporation and the variations in rights, preferences and limitations applicable to each series (and the authority of the Corporation's board of directors to determine variations for future series).

     The Company shall place legends on each certificate evidencing ownership of shares of Common Stock identical to those initially placed on the certificates for Preferred Stock relating to the Securities Act and all applicable state securities laws.

     9.12  Enforcement.
           -----------

           (a)   Remedies at Law or in Equity. If the Company shall default in
                 ----------------------------
any of its obligations under this Agreement or if any representation or warranty made by or on behalf of the Company or Purchaser in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, the other parties may proceed to protect and enforce their respective rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such party or to take any one of more of such actions. In the event any party brings such an action against any other party, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, including such reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.

           (b)   Remedies Cumulative; Waiver. No remedy referred to herein or in
                 ---------------------------
any exhibit hereto is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to a party at law or in equity. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted him or it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by such party shall not exhaust the same or constitute a waiver of any other right provided herein.

     9.13  Timely Performance.  Time is of the essence as to the performance of
           ------------------
the obligations required of the respective parties under this Agreement.

     9.14  No Joint Venture.  Nothing in this Agreement shall be deemed to
           ----------------
constitute the Company and Purchaser, or any affiliate of Purchaser, as partners, agents or joint venturers.

                     [Signatures begin on following page.]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


                                THE COMPANY:

                                WEBMD, INC.


                                By:  /s/ Jeffrey T. Arnold
                                    ------------------------------------
                                    Jeffrey T. Arnold
                                    Chief Executive Officer



                                PURCHASER:

                                PREMIER PURCHASING PARTNERS, L.P.


                                By:  Premier Plans, Inc.,
                                    Its sole general partner


                                     /s/ Bary Bailey
                                    ------------------------------------
                                    Bary Bailey
                                    Treasurer

List of Exhibits
----------------

1.3       Form of Investment Warrant

1.4       Form of Performance-Based Warrant

3.3       Subsidiaries and Affiliates

3.4       Outstanding Rights, etc. in Respect of Authorized Capital Stock

3.8       Changes Since Date of Interim Financial Statements

3.9       Material Liabilities

3.10      Contracts

3.11      Intellectual Property

3.13      Litigation

3.14      Employment Agreements

3.15      Registration Rights

3.18      Title Exceptions

3.20      Compliance with Laws Exceptions

3.21      Tax Exceptions

3.22      Conflicts of Officers, Directors and Key Employees

3.23      Indebtedness to Directors and Officers; Interested Party Transactions

3.24      Employee Benefit Plans

5.5       Form of Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

6.3       Form of Joinder Agreement